Exhibit 99.1

GREEN BRICK PARTNERS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS
Fourth Quarter Basic EPS of $0.16 and Basic Adjusted EPS of $0.28, up 60.0% and 75.0%, respectively;
Fourth Quarter Pre-Tax Income of $13.7 million, up 79.8%;
Fourth Quarter Revenue of $119.8 million, up 40.1%;
Backlog of $108.0 million, up 22.6%

PLANO, Texas, March 13, 2017 — Green Brick Partners, Inc. (NASDAQ: GRBK) (“we,” “Green Brick” or the “Company”), today reported results for its fourth quarter and full year ended December 31, 2016.

Results for the Fourth Quarter Ended December 31, 2016:

•
Basic net income attributable to Green Brick per common share (“EPS”) for the three months ended December 31, 2016 was $0.16, compared to $0.10 for the three months ended December 31, 2015. Basic adjusted net income attributable to Green Brick per common share (“Adjusted EPS”) for the three months ended December 31, 2016 was $0.28, compared to $0.16 for the three months ended December 31, 2015. See “Reconciliation of Non-GAAP Financial Measures.”

•
For the three months ended December 31, 2016, the Company had: pre-tax income of $13.7 million, an increase of 79.8%, compared to $7.6 million for the three months ended December 31, 2015; gross profit of $29.2 million, an increase of 72.7%, compared to $16.9 million for the three months ended December 31, 2015; and total revenue of $119.8 million, an increase of 40.1%, compared to $85.5 million for the three months ended December 31, 2015.

•
Builder operations revenue for the three months ended December 31, 2016 was $117.0 million, an increase of 55.8%, compared to $75.1 million for the three months ended December 31, 2015. Land development revenue for the three months ended December 31, 2016 was $2.8 million compared to $10.4 million for the three months ended December 31, 2015. The decrease in land development revenue is due to an increase in lot sales to Green Brick’s builders where revenue is not recognized until the home closes.

•
The dollar value of backlog units as of December 31, 2016 was $108.0 million, an increase of 22.6% compared to December 31, 2015. The average sales price of homes in backlog increased approximately $17,335, or 4.0%, to $455,823 for the year ended December 31, 2016, compared to $438,488 for the year ended December 31, 2015.

•	Homes under construction increased 11.2% to 564 as of December 31, 2016, compared to 507 as of December 31, 2015.

Results for the Year Ended December 31, 2016:

•
Basic EPS for the year ended December 31, 2016 was $0.49, compared to $0.38 for the year ended December 31, 2015. Basic Adjusted EPS for the year ended December 31, 2016 was $0.80, compared to $0.50 for the year ended December 31, 2015. See “Reconciliation of Non-GAAP Financial Measures.”

•
For the year ended December 31, 2016, the Company had: pre-tax income of $39.0 million, an increase of 60.0%, compared to $24.4 million for the year ended December 31, 2015; gross profit of $86.4 million, an increase of 38.8%, compared to $62.3 million for the year ended December 31, 2015; and total revenue of $380.3 million, an increase of 30.6%, compared to $291.1 million for the year ended December 31, 2015.

•
Builder operations revenue for the year ended December 31, 2016 was $365.2 million, an increase of 43.6%, compared to $254.3 million for the year ended December 31, 2015. Land development revenue for the year ended December 31, 2016 was $15.2 million compared to $36.9 million for the year ended December 31, 2015. The decrease in land development revenue is due primarily to an increase in lot sales to Green Brick’s builders where revenue is not recognized until the home closes.

“Our superior land and lot positions combined with a significant improvement in our operations resulted in pre-tax earnings for the fourth quarter of $13.7 million, up 80% over 2015” said James R. Brickman, Green Brick's Chief Executive Officer. “Pre-tax earnings for the year of $39.0 million was up 60% over 2015 and backlog was up 23% compared to December 31, 2015. Yet again, we are 100% engaged to continue to improve our results in 2017.”

Earnings Conference Call:
We will host our earnings conference call to discuss our fourth quarter and the year ended December 31, 2016 at 12:00 p.m. Eastern Time on Tuesday, March 14, 2017. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 63683047. A replay of the call will be available from approximately 3:00 p.m. Eastern Time on March 14, 2017 through 11:59 p.m. Eastern Time on March 21, 2017. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 63683047.

Increase in Lines of Credit:
On March 6, 2017, Flagstar Bank, FSB increased its commitment under the Unsecured Revolving Credit Facility (as defined in our Form 10-K) from $20.0 million to $35.0 million, which increased the aggregate lending commitments available under the Revolving Credit Facility from $70.0 million to $85.0 million.

Change in Classification:
Certain indirect project costs previously classified as salary expense and selling, general and administrative expense have been classified as cost of residential units for the year ended December 31, 2015 to properly present cost of residential units, salary expense, and selling, general and administrative expense.

Reconciliation of Non-GAAP Financial Measures:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

On July 1, 2015, the Company completed an underwritten public offering of 17,000,000 shares of its common stock at a price to the public of $10.00 per share and granted to the underwriters a 30-day option to purchase up to an aggregate of 841,500 additional shares of common stock to cover over-allotments (the “Equity Offering”). On July 23, 2015, the underwriters exercised the option and purchased 444,897 additional shares. Due to the effects of the Equity Offering, the weighted average shares outstanding for the three months ended December 31, 2015 is indicative of the Company’s future weighted average shares outstanding, however the weighted average shares outstanding for the year ended December 31, 2015 is not and therefore we believe adjusted EPS is a more meaningful measure to our investors.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED CONDENSED RESULTS OF OPERATIONS
(In thousands, except per share data)

	(unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Sale of residential units	$116,977	$75,072	$365,164	$254,267
Sale of land and lots	2,787	10,436	15,164	36,878
Total revenues	119,764	85,508	380,328	291,145
Cost of residential units	88,453	60,574	283,454	201,768
Cost of land and lots	2,110	8,030	10,499	27,125
Total cost of sales	90,563	68,604	293,953	228,893
Total gross profit	29,201	16,904	86,375	62,252
Salary expense	(5,985)	(4,855)	(21,871)	(16,272)
Selling, general and administrative expense	(4,483)	(3,740)	(16,758)	(13,704)
Operating profit	18,733	8,309	47,746	32,276
Interest expense	—	—	—	(281)
Other income, net	408	1,700	2,808	2,721
Income before taxes	19,141	10,009	50,554	34,716
Income tax provision	6,041	2,942	15,381	9,171
Net income	13,100	7,067	35,173	25,545
Less: net income attributable to noncontrolling interests	5,424	2,374	11,417	10,220
Net income attributable to Green Brick Partners, Inc.	$7,676	$4,693	$23,756	$15,325

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.16	$0.10	$0.49	$0.38
Diluted	$0.16	$0.10	$0.49	$0.38
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	48,910	48,802	48,879	40,068
Diluted	48,930	48,815	48,886	40,099

GREEN BRICK PARTNERS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

	Three Months Ended				Years Ended
	December 31,		Increase (Decrease)		December 31,		Increase (Decrease)
New Homes Delivered and Home Sales Revenue	2016	2015	Change	%	2016	2015	Change	%
New homes delivered	275	194	81	41.8%	844	655	189	28.9%
Home sales revenue ($ in thousands)	$116,977	$75,072	$41,905	55.8%	$365,164	$254,267	$110,897	43.6%
Average sales price of home delivered	$425,371	$386,969	$38,402	9.9%	$432,659	$388,194	$44,465	11.5%

	Three Months Ended				Years Ended
	December 31,		Increase (Decrease)		December 31,		Increase (Decrease)
Land and Lots Sales Revenue	2016	2015	Change	%	2016	2015	Change	%
Land and lots sold	22	97	(75)	(77.3)%	117	336	(219)	(65.2)%
Land and lots sales revenue ($ in thousands)	$2,787	$10,436	$(7,649)	(73.3)%	$15,164	$36,878	$(21,714)	(58.9)%
Average sales price of land and lots sold	$126,682	$107,588	$19,094	17.7%	$129,603	$109,756	$19,847	18.1%

	Three Months Ended				Years Ended
	December 31,		Increase (Decrease)		December 31,		Increase (Decrease)
New Home Orders & Backlog	2016	2015	Change	%	2016	2015	Change	%
Net new home orders	197	160	37	23.1%	880	647	233	36.0%
Average selling communities	50	43	7	16.3%	47	41	6	14.6%
Selling communities at end of period	50	43	7	16.3%	50	43	7	16.3%
Backlog ($ in thousands)	$108,030	$88,136	$19,894	22.6%
Backlog (units)	237	201	36	17.9%
Average sales price of backlog	$455,823	$438,488	$17,335	4.0%

The following table calculates the non-GAAP measure of Adjusted EPS for the three months and the year ended December 31, 2016 and December 31, 2015 and reconciles these amounts to net income attributable to Green Brick, as reported and prepared in accordance with GAAP. Adjusted EPS for the three months and year ended December 31, 2016 and December 31, 2015 means pre-tax income for the period presented divided by the weighted average number of common shares outstanding for the three months and year ended December 31, 2016. Pre-tax income represents net income attributable to Green Brick for the period excluding provision for income taxes attributable to Green Brick.

	Three Months Ended		Years Ended
(Unaudited, in thousands, except per share amounts):	December 31,		December 31,
	2016	2015	2016	2015
Basic Adjusted EPS
Net income attributable to Green Brick —basic	$7,676	$4,693	$23,756	$15,325
Income tax provision attributable to Green Brick	$6,001	$2,915	$15,261	$9,058
Pre-tax income	$13,677	$7,608	$39,017	$24,383
Adjusted weighted-average number of shares outstanding —basic	48,910	48,910	48,879	48,879
Basic Adjusted EPS	$0.28	$0.16	$0.80	$0.50
Diluted Adjusted EPS
Net income attributable to Green Brick —diluted	$7,676	$4,693	$23,756	$15,325
Income tax provision attributable to Green Brick	$6,001	$2,915	$15,261	$9,058
Pre-tax income	$13,677	$7,608	$39,017	$24,383
Adjusted weighted-average number of shares outstanding —diluted	48,930	48,930	48,886	48,886
Diluted Adjusted EPS	$0.28	$0.16	$0.80	$0.50

The following table calculates the non-GAAP measure of Adjusted Homebuilding Gross Margin for the three months and the year ended December 31, 2016 and December 31, 2015 and reconciles these amounts to homebuilding gross margin, as reported and prepared in accordance with GAAP.

(Unaudited, in thousands):	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Homebuilding gross margin	$28,524	$14,498	$81,710	$52,499
Add back: capitalized interest charged to cost of sales	$763	$1,432	$2,814	$3,747
Adjusted Homebuilding Gross Margin	$29,287	$15,930	$84,524	$56,246

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. (NASDAQ: GRBK) is a uniquely structured company that combines residential land development and homebuilding. The Company acquires and develops land, provides land and construction financing to its controlled builders and participates in the profits of its controlled builders. The Company owns a controlling interest in four homebuilding companies in Dallas, Texas (CB JENI Homes DFW LLC, Normandy Homes (a division of CB JENI), Southgate Homes DFW LLC, and Centre Living Homes, LLC), as well as a leading homebuilder in Atlanta, Georgia (The Providence Group of Georgia, L.L.C.). The Company is engaged in all aspects of the homebuilding process, including land acquisition and the development, entitlements, design, construction, marketing and sales and the creation of brand images at its residential neighborhoods and master planned communities. For more information about Green Brick Partners, Inc.’s homebuilding partners go to www.greenbrickpartners.com/building-partners.html.

Forward-Looking and Cautionary Statements
Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; demand for real estate investments in the geographic markets in which we operate; significant inflation or deflation; labor and raw material shortages; the failure to recruit, retain and develop highly skilled and competent employees; an inability to acquire land suitable for residential homebuilding at reasonable prices; an inability to develop and sell communities successfully or within expected timeframes; risks related to regulatory approvals and government regulation; the interpretation of or changes to tax, labor and environmental laws and regulations; volatility of mortgage interest rates; the unavailability of mortgage financing; the occurrence of severe weather or natural disasters; risks related to future growth through strategic investments, joint ventures, partnerships and/or acquisitions; the inability to obtain suitable bonding for the development of housing projects; difficulty in obtaining sufficient capital; the occurrence of a major health and safety incident; poor relations with the residents of our communities; information technology failures and data security breaches; product liability claims, litigation and warranty claims; our debt and related service obligations; required accounting changes; an inability to maintain effective internal control over financial reporting; and other risks and uncertainties inherent in our business. Additional factors that could cause actual results to differ from those anticipated are discussed in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755